SHARE EXCHANGE AGREEMENT

         Agreement entered into on August 21, 2002 by and between NEBO PRODUCTS, INC., a Utah corporation (the "NEBO" or "Purchaser") and NAVISET HOLDINGS CORP., a Utah corporation (the "Naviset"). NEBO and Naviset are referred to collectively herein as the "Parties."

                                    RECITALS:

         Whereas, NEBO owns all of the issued and outstanding capital stock of NEBO; and

         Whereas, NEBO desires to acquire all of the issued and outstanding shares of Naviset from the current holders of such shares (the "Naviset Shareholders"); and

         Whereas, the Naviset Shareholders desire to sell all of the Naviset shares to NEBO in exchange for shares of NEBO common stock on the terms and conditions set forth in this Agreement; and

         Whereas, the respective boards of directors of NEBO and Naviset each deem it advisable and in the best interests of their respective shareholders to combine their respective businesses by NEBO acquiring all of the shares of capital stock of Naviset pursuant to this Agreement; and

         Whereas, the respective boards of directors of the Parties have approved and adopted this Agreement as a plan of reorganization under section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). The Parties agree that NEBO may effect the acquisition and exchange through a wholly owned subsidiary.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions. The following terms shall have the meanings contained in this Section 1 for purposes of this Agreement.

         "Acquired Company" means Naviset and each Subsidiary of Naviset.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Exchange.


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


         "Breach" a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Closing" has the meaning set forth in Section 2.2 below.

         "Closing Date" has the meaning set forth in Section 2.2 below.

         "Confidential Information" means any information concerning the businesses and affairs of the Acquired Companies that is not already generally available to the public.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Definitive Naviset Proxy Materials" means the definitive proxy materials relating to the Special Naviset Meeting.

         "Definitive NEBO Proxy Materials" means the definitive proxy materials relating to the Special NEBO Meeting.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Dissenting Share" means any Naviset Share that any shareholder who or which has exercised his or its appraisal rights under the Utah Business Corporations Act holds of record.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) Any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) Fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;


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


                  (c) Financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) Any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" is any Legal Requirement that requires or relates to:

                  (a) Advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) Preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) Reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) Assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) Protecting resources, species, or ecological amenities;

                  (f) Reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) Cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) Making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.


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


         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Exchange" has the meaning set forth in Section 2.1 below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" has the meaning set forth in Section 2.5.1 below.

         "Exchange Ratio" has the meaning set forth in Section 2.4.3 below.

         "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by Naviset or any of its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Naviset or any of its Subsidiaries.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Body" means any:

                 (a) Nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                 (b) Federal, state, local, municipal, foreign, or other government;

                 (c) Governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                 (d)       Multi-national organization or body; or

                 (e) Body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Activity" includes the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or Acquired Companies.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or


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

pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

         "IRS" means the Internal Revenue Service.

         "Joint Proxy Statement" means the disclosure document combining the Definitive NEBO Proxy Materials and the Definitive Naviset Proxy Materials.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Most Recent Fiscal Quarter End" has the meaning set forth in Section
3.5 below.

         "NEBO" has the meaning set forth in the preface above.

         "NEBO-owned Share" means any Naviset Share that NEBO owns beneficially.

         "NEBO Share" means any share of the common stock, no par value per share, of NEBO.

         "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Requisite NEBO Shareholder Approval" means the affirmative vote of the holders of a majority of the NEBO Shares in favor of this Agreement and the Exchange.


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


         "Requisite Naviset Shareholder Approval" means the affirmative vote of the holders of the Naviset Shares in favor of this Agreement and the Exchange.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Special Naviset Meeting" has the meaning set forth in Section 5.3.2 below.

         "Special NEBO Meeting" has the meaning set forth in Section 5.3.2 below.

         "Subsidiary" with respect to any Person (the "Owner"), means any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of Naviset.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Utah Business Corporations Act" means the Revised Business Corporations Act of the State of Utah, as amended.


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


         2.       Basic Transaction.

                  2.1 The Exchange. On and subject to the terms and conditions of this Agreement, NEBO will acquire all of the issued and outstanding shares of common stock of Naviset (the "Naviset Shares") from the Naviset Shareholders and the Naviset Shareholders will exchange their Naviset Shares for shares of NEBO common stock (the "NEBO Shares") on the terms and conditions contained in this Agreement (the "Exchange"). As a consequence of the Exchange, Naviset will become a wholly owned subsidiary of NEBO.

                  2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Durham Jones & Pinegar in Salt Lake City, Utah, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than September 30, 2002 and no later than December 31, 2002. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  2.3 Actions at the Closing. At the Closing, (i) Naviset will deliver to NEBO the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) NEBO will deliver to Naviset the various certificates, instruments, and documents referred to in Section 6.2 below, and
(iii) NEBO will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificate evidencing the NEBO Shares issued in the Exchange.

                  2.4      Effect of Exchange.

                           2.4.1    General.  The Exchange  shall become
effective at Closing. The Parties agree that NEBO may, at any time after the Closing, take any action (including executing and delivering any document) in the name and on behalf of either NEBO or Naviset in order to carry out and effectuate the transactions contemplated by this Agreement.

                           2.4.2    Directors and Officers.  At the Closing, the
board of directors of NEBO will be Scott Holmes, Lance Heaton and Eric Keith. Within six months of the Closing Date, these directors will unanimously approve and appoint four additional directors to a seven-member board. Each person so appointed shall meet the standards established for independent directors by the NASDAQ Stock Market. At the Closing, the newly constituted three-director board of directors of NEBO shall ratify the employment agreement of Scott Holmes and appoint the following executive officers of NEBO:

        o        Lance Heaton, CEO and Chairman
        o        Eric Keith, President


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

        o        Ben Gould, Chief Strategy and Operating Officer
        o        Byron Smith, Chief Financial Officer
        o        Scott Holmes, Sr. Vice President

                           2.4.3 Exchange of Naviset Shares. At and as of the
Closing, (A) each Naviset Share (other than any Dissenting Share or NEBO-owned Share) shall be exchanged for one NEBO Share (the ratio of one NEBO Share to one Naviset Share is referred to herein as the "Exchange Ratio"), (B) each Dissenting Share shall be converted into the right to receive payment from Naviset with respect thereto in accordance with the provisions of the Utah Business Corporations Act, and (C) each NEBO-owned Share shall be canceled; provided, however, that the Exchange Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Naviset Shares outstanding. No Naviset Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4.3 after the Closing.

                           2.4.4    NEBO  Shares.  Each NEBO Share  issued and
outstanding at and as of the Closing will remain issued and outstanding.

                           2.4.5 Naviset Stock Options. Each employee stock
option that has been granted for the purchase of Naviset Shares in existence at the date of this Agreement (hereinafter a "Naviset Option") will be converted at the Effective Date into an option for the purchase of the same number of NEBO Shares (hereinafter a "NEBO Replacement Option") at the same exercise price and on the same terms as to vesting, forfeiture, expiration and exercise as in effect at the Closing Date. To the extent necessary to accommodate the conversion of the Naviset Options to NEBO Replacement Options NEBO will adopt a new stock option plan. The total number of shares reserved for the exercixe of Naviset options that will be converted to NEBO options shall not exceed 13,500,000. Approval of the new plan, if any, will be obtained as part of the Joint Proxy Statement at the Special NEBO Meeting.

                           2.4.6    Employment  Agreements.  At the  Closing,
NEBO shall sign and deliver employment agreements with Eric Keith, Lance Heaton, Ben Gould, and Byron Smith."

                           2.4.7 Change of Corporate Name. As a part of the
action taken by the shareholders of NEBO at the NEBO Special Meeting, the board of directors of NEBO shall recommend to the shareholders that they approve an amendment to NEBO's articles of incorporation changing the name of NEBO to "Naviset Holdings Corp." If approved and if the Exchange is closed, the amendment to change the corporate name of NEBO will be filed promptly with the Division of Corporations of the State of Utah.

                           2.4.8 Adjustments to Exchange Ratio. The Exchange
Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into NEBO Shares or Naviset Shares), reorganization, recapitalization or other like change with respect to NEBO Shares or Naviset Shares occurring after the date hereof and prior to the Closing.

                           2.4.9 Dissenters' Rights. Dissenting Naviset Shares
("Dissenting Shares"), if any, shall not be exchanged for NEBO Shares but shall instead be converted into the right to receive such consideration as may be


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

determined to be due with respect to such Dissenting Shares pursuant to the Utah Business Corporations Law. Naviset shall give NEBO prompt notice of any demand received by Naviset to require Naviset to purchase outstanding Naviset Shares, and NEBO shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Naviset agrees that, except with the prior written consent of NEBO, or as required under the Utah Business Corporations Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of the Utah Business Corporations Law, becomes entitled to payment of the fair value for Dissenting Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Closing, any Dissenting Shares shall lose their status as Dissenting Shares, NEBO shall issue and deliver, upon surrender by such Dissenting Shareholder of a certificate or certificates representing
Naviset Shares, the NEBO Shares to which such Naviset Shareholder would otherwise be entitled under this Section 2.4.

                  2.5      Procedure for Payment.

                           2.5.1    Immediately  after  the  Closing,  (A) NEBO
will furnish to Colonial Stock Transfer Company (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of NEBO Shares equal to the product of (I) the Exchange Ratio times (II) the number of outstanding Naviset Shares (other than any Dissenting Shares and NEBO-owned Shares) and (B) NEBO will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit "A" to each record holder of outstanding Naviset Shares for the holder to use in surrendering the certificates which represented his or its Naviset Shares in exchange for a certificate representing the number of NEBO Shares to which he or it is entitled.

                           2.5.2    NEBO will not pay any dividend or make any
distribution on NEBO Shares (with a record date at or after the Closing) to any record holder of outstanding Naviset Shares until the holder surrenders for exchange his or its certificates that represented Naviset Shares. NEBO instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. NEBO may cause the Exchange Agent to invest any cash the Exchange Agent receives from NEBO as a dividend or distribution in one or more of the permitted investments approved in writing by NEBO; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Naviset Shares as necessary. NEBO may cause the Exchange Agent to pay over to NEBO any net earnings with respect to the investments, and NEBO will replace promptly any cash, which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Naviset Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

                           2.5.3    NEBO may cause the Exchange  Agent to return
any NEBO Shares and dividends and distributions thereon remaining unclaimed 180 days after the Closing, and thereafter each remaining record holder of outstanding Naviset Shares shall be entitled to look to NEBO (subject to


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

abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the NEBO Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

                           2.5.4    NEBO shall pay all charges and expenses of
the Exchange Agent.

                  2.6 Closing of Transfer Records. After the close of business on the date of this Agreement, transfers of Naviset Shares outstanding prior to the date hereof shall not be made on the stock transfer books of Naviset. No transfers of Naviset Shares will be made on the stock transfer books of NEBO.

                  2.7 Option Plan. At the Closing, NEBO will adopt a new stock option plan for the issuance of options and other awards. The plan will be submitted to the shareholders of NEBO for approval. NEBO Replacement Options will be granted under the new plan at Closing to convert existing Naviset options to NEBO options as provided in Section 2.4.5.

                  2.8 Lost, Stolen or Destroyed Certificates. In the event any Naviset Share certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof such NEBO Shares as may be required pursuant to this Section 2; provided, however, that NEBO may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against NEBO, NEBO or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                  2.9 Taking of Necessary Action; Further Action. Each of NEBO and Naviset will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Exchange in accordance with this Agreement as promptly as possible. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest NEBO with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Naviset, the officers and directors of Naviset are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         3. Representations and Warranties of Naviset. Naviset represents and warrants to NEBO that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3 and all information in the Disclosure Schedule will be brought current at the Closing.


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


                  3.1 Organization, Qualification, and Corporate Power. Each of the Acquired Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Acquired Companies is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Acquired Companies taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Acquired Companies has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  3.2 Capitalization. The entire authorized capital stock of Naviset consists of 350,000,000 shares divided into common (300,000,000) and preferred (50,000,000) shares, of which 9,432,192 shares of common stock are issued and outstanding and no shares of common stock are held in treasury. Naviset has no preferred shares designated, issued or outstanding. All of the issued and outstanding Naviset Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as detailed in the Disclosure Schedule, Section 3.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Naviset to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Naviset.

                  3.3 Authorization of Transaction. Naviset has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Naviset cannot consummate the Exchange unless and until it receives the Requisite Naviset Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of Naviset, enforceable in accordance with its terms and conditions.

                  3.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Acquired Companies is subject or any provision of the charter or bylaws of any of the Acquired Companies or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Acquired Companies is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Utah Business Corporations Act, the Exchange Act, the Securities Act, and the state securities laws, none of the Acquired Companies needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  3.5 Financial Statements. Naviset has delivered to NEBO financial statements for the fiscal quarters ended June 30, 2002 (the "Most Recent Fiscal Quarter End"), and March 31, 2002 and for the fiscal years ended September 30, 2000 and 2001. These financial statements (including the related notes and schedules) are auditable and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Acquired Companies as of the indicated dates and the results of operations of the Acquired Companies for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of the Acquired Companies; provided, however, that the interim statements are subject to normal year-end adjustments.

                  3.6 Books and Records. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to NEBO, are complete and correct and have been maintained in accordance with sound business practices and comply with the requirements of Section 13(b)(2) of the Exchange Act, as amended (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the boards of directors, and committees of the boards of directors, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies and delivered to NEBO.

                  3.7 Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Acquired Companies taken as a whole.

                  3.8 Undisclosed Liabilities. None of the Acquired Companies has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  3.9 Title To Properties; Encumbrances. Section 3.9 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any of the Acquired Companies. Naviset has delivered or made available to NEBO copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Naviset or the Subsidiaries and relating to such property or interests. Naviset (or its Subsidiaries, as the case may be) own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities owned or operated by them or reflected as owned in their respective books and records, including all of the properties and assets reflected in Naviset's Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in Section 3.9 of the Disclosure Schedule and personal property sold since the date of the Most Recent Fiscal Quarter, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Financial Statements (except for personal property acquired and sold since the date thereof in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Section 3.9 of the Disclosure Schedule. All material properties and assets reflected in the Financial Statements are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Most Recent Fiscal Quarter (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any of the Acquired Companies, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  3.10 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of their businesses after the Closing in substantially the same manner as conducted prior to the Closing.

                  3.11 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Financial Statements or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Acquired Companies as of the Closing Date

(which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.11 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the Most Recent Fiscal Quarter, which list sets forth the aging of such Accounts Receivable.

                  3.12 Inventory. All inventory of the Acquired Companies, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market value on a last in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

                  3.13     Taxes.

                           3.13.1   The  Acquired  Companies  have  filed or
caused to be filed (on a timely basis since 1999) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Naviset has delivered or made available to NEBO copies of, and
Section 3.13 of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since January 1999. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Naviset or any of the Acquired Companies, except such Taxes, if any, as are listed in Section
3.13 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements.

                           3.13.2   The United States  federal and state income
Tax Returns of each of the Acquired Companies subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 2001. Section
3.13 of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
Section 3.13 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Section 3.13 of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by any of the Acquired Companies or any group of corporations including any of them for all taxable years since 1999, and the resulting deficiencies proposed by the IRS. Except as described in Section 3.13 of the Disclosure Schedule, neither Naviset nor any Subsidiary has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any of Naviset or any Subsidiary or for which any of them may be liable.

                           3.13.3   The charges,  accruals,  and reserves  with
respect to Taxes on the respective books of each of the Acquired Companies are adequate (determined in accordance with GAAP) and are at least equal to that entity's liability for Taxes. There exists no proposed tax assessment against any of the Acquired Companies except as disclosed in the Financial Statements or in Section 3.13 of the Disclosure Schedule. No consent to the application of
Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any of Naviset or the Subsidiaries of Naviset. All Taxes that any of them is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                           3.13.4   All Tax Returns filed by (or that include on
a consolidated basis) any of the Acquired Companies are true, correct, and complete. There is no tax sharing agreement that will require any payment by any of the Acquired Companies after the date of this Agreement. Neither Naviset nor any Subsidiary is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

                  3.14     Employee Benefits.

                           3.14.1   As used in this Section 3.14,  the following
terms have the meanings set forth below.

                           "ERISA  Affiliate"  means,  with  respect to the
Acquired Companies, any other person that, together with the Company, would be treated as a single employer under IRC ss.414.

                           "Multi-Employer Plan" has the meaning given in ERISA
ss.3(37)(A).

                           "Naviset Other Benefit  Obligation" means an Other
Benefit Obligation owed, adopted, or followed by the Acquired Companies or an ERISA Affiliate of the Acquired Companies.

                           "Naviset  Plan" means all Plans of which the Acquired
Companies or an ERISA Affiliate of the Acquired Companies is or was a Plan Sponsor, or to which the Acquired Companies or an ERISA Affiliate of the Acquired Companies otherwise contributes or has contributed, or in which the

Acquired Companies or an ERISA Affiliate of the Acquired Companies otherwise participates or has participated. All references to Plans are to Naviset Plans unless the context requires otherwise.

                           "Naviset  VEBA" means a VEBA whose  members  include
employees of any of the Acquired Companies or any ERISA Affiliate of the Acquired Companies.

                           "Other  Benefit   Obligations" means all obligations,
arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss.132.

                           "PBGC" means the Pension Benefit Guaranty
Corporation, or any successor thereto.

                           "Pension Plan" has the meaning given in ERISA
ss.3(2)(A).

                           "Plan" has the meaning given in ERISA ss.3(3).

                           "Plan Sponsor" has the meaning given in ERISA
ss.3(16)(B).

                           "Qualified  Plan" means any Plan that meets or
purports to meet the  requirements of IRC ss.401(a).

                           "Title IV Plans" means all Pension Plans that are
subject to Title IV of ERISA, 29 U.S.C.ss.1301 et seq., other than Multi-Employer Plans.

                           "VEBA" means a voluntary employees' beneficiary
association under IRC ss.501(c)(9).

                           "Welfare Plan" has the meaning given in ERISA
ss.3(1).

                           3.14.2   Section 3.14 of the Disclosure  Schedule
contains a complete and accurate list of all Naviset Plans, Naviset Other Benefit Obligations, and Naviset VEBAs, and identifies as such all Naviset Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

                           3.14.3   Section 3.14 of the Disclosure  Schedule
contains a complete and accurate list of (A) all ERISA Affiliates of each of the Acquired Companies, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has
participated,   or  to  which  any  such  ERISA  Affiliate  contributes  or  has contributed.

                           3.14.4   Section 3.14 of the  Disclosure  Schedule
sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Acquired Companies and their other ERISA Affiliates, calculated according to information made available pursuant to ERISA ss.4221(e).

                           3.14.5   Section  3.14  of the  Disclosure  Schedule
sets forth a calculation of the liability of the Acquired Companies for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether any of the Acquired Companies is required by this Statement to disclose such information.

                           3.14.6   Section 3.14 of the  Disclosure  Schedule
sets forth the financial cost of all obligations owed under any Naviset Plan or Naviset Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

                           3.14.7   Naviset has delivered to NEBO, or will
deliver to NEBO prior to the Closing:

                                    (a)     All  documents  that set forth the
terms of each Plan, Other Benefit Obligation, or VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Naviset Plans for which Naviset or the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Naviset Plans, Naviset Other Benefit Obligations, and Naviset VEBAs for which a plan description or summary plan description is not required;

                                    (b)     All personnel, payroll, and
employment manuals and policies;

                                    (c)     All collective bargaining agreements
pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Acquired Companies and the ERISA Affiliates of the Acquired Companies, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                                    (d)     A written description of any Plan or
Other Benefit  Obligation that is not otherwise in writing;

                                    (e)     All registration statements filed
with respect to any Naviset Plan;

                                    (f)     All insurance  policies  purchased
by or to provide  benefits under any Naviset Plan;

                                    (g)     All contracts with third party
administrators,   actuaries,   investment  managers,   consultants,   and  other
independent contractors that relate to any Naviset Plan, Naviset Other Benefit Obligation, or Naviset VEBA;

                                    (h)     All  reports  submitted  within  the
four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Naviset Plan, Naviset Other Benefit Obligation, or Naviset VEBA;

                                    (i)     All  notifications  to  employees of
their rights under ERISAss.601 et seq. and IRCss.4980B;

                                    (j)     The Form 5500  filed in each of the
most recent three plan years with respect to each Naviset Plan, including all schedules thereto and the opinions of independent accountants;

                                    (k)     All notices  that were given by any
of the Acquired Companies or any ERISA Affiliate of the Acquired Companies or any Naviset Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.14;

                                    (l)     All notices  that were given by the
IRS, the PBGC, or the Department of Labor to any of the Acquired Companies, any ERISA Affiliate of the Acquired Companies, or any Naviset Plan within the four years preceding the date of this Agreement;

                                    (m)     With respect to Qualified Plans  and
VEBAs, the most recent determination letter for each Plan of the Acquired Companies that is a Qualified Plan; and

                                    (n)     With  respect to Title IV Plans, the
Form PBGC-1 filed for each of the three most recent plan years.

                           3.14.8   Except as set forth in Section 3.14 of the
Disclosure Schedule:

                                    (a)     The  Acquired   Companies  have
performed all of their respective obligations under all Naviset Plans, Naviset Other Benefit Obligations, and Naviset VEBAs. The Acquired Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

                                    (b)     No  statement,  either  written  or
oral, has been made by any of the Naviset or any Subsidiary to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to any of the Acquired Companies or to NEBO.

                                    (c)     The  Acquired  Companies,  with
respect to all Naviset Plans, Naviset Other Benefits Obligations, and Naviset VEBAs, are, and each Naviset Plan, Naviset Other Benefit Obligation, and Naviset VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.14, and with any applicable collective bargaining agreement.

                                    (d)     No   transaction   prohibited   by
ERISA ss.406 and no "prohibited transaction" under IRC ss.4975(c) have occurred with respect to any Naviset Plan.

                                    (e)     Neither  Naviset nor any  Subsidiary
has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                                    (f)     Neither  Naviset nor any  Subsidiary
has any liability to the PBGC with respect to any Plan or has any liability under ERISAss.502 orss.4071.

                                    (g)     All  filings  required  by ERISA and
the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                                    (h)     All  contributions and payments made
or accrued with respect to all Naviset Plans, Naviset Other Benefit Obligations, and Naviset VEBAs are deductible under IRC ss.162 or ss.404. No amount, or any asset of any Naviset Plan or Naviset VEBA, is subject to tax as unrelated business taxable income.

                                    (i)     Each Naviset Plan can be terminated
within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                                    (j)     Since May 2001,  there has been no
establishment or amendment of any Naviset Plan, Naviset VEBA, or Naviset Other Benefit Obligation.

                                    (k)     No event has occurred or
circumstance exists that could result in a material increase in premium costs of Naviset Plans and Naviset Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                                    (l)     Other  than  claims  for   benefits
submitted  by  participants  or  beneficiaries,   no  claim  against,  or  legal
proceeding involving, any Naviset Plan, Naviset Other Benefit Obligation, or Naviset VEBA is pending or, to Naviset's Knowledge, is Threatened.

                                    (m)     No Naviset  Plan is a stock  bonus,
pension, or profit-sharing plan within the meaning of IRCss.401(a).

                                    (n)     Each Qualified  Plan of each of the
Acquired Companies is qualified in form and operation under IRC ss.401(a); each trust for each such Plan is exempt from federal income tax under IRC ss.501(a).

Each Naviset VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                                    (o)     Each  of  the  Acquired  Companies
and each ERISA Affiliate of the Acquired Companies has met the minimum funding standard, and has made all contributions required, under ERISA ss.302 and IRC ss.402.

                                    (p)     No Naviset Plan is subject to Title
IV of ERISA.

                                    (q)     The Acquired Companies have paid all
amounts due to the PBGC pursuant to ERISAss.4007.

                                    (r)     Neither  Naviset  nor any Subsidiary
or any ERISA Affiliate of the Acquired Companies has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject to any entity or Naviset to liability under ERISA ss.4062(e), ss.4063, or ss.4064.

                                    (s)     Neither  Naviset  nor any Subsidiary
or any ERISA Affiliate of the Acquired Companies has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Naviset Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss.4042 for the termination of, or the appointment of a trustee to administer, any Naviset Plan.

                                    (t)     No amendment has been made,  or is
reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss.307 or IRC ss.401(a)(29).

                                    (u)     No accumulated funding deficiency,
whether or not waived, exists with respect to any Naviset Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                                    (v)     The actuarial report for each
Pension Plan of each of the Acquired Companies and each ERISA Affiliate of each of the Acquired Companies fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

                                    (w)     Since  the last  valuation  date for
each Pension Plan of each of the Acquired Companies and each ERISA Affiliate of the Acquired Companies, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA ss.4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

                                    (x)     No  reportable  event (as  defined
in ERISAss.4043 and in  regulations issued thereunder) has occurred.

                                    (y)     Neither Naviset nor any Subsidiary
has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, any of the Acquired Companies, or NEBO to the PBGC under Title IV of ERISA.

                                    (z)     Neither  Naviset  nor any Subsidiary
or any ERISA Affiliate of the Acquired Companies has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

                                    (aa)    Neither  Naviset  nor any Subsidiary
or any ERISA Affiliate of the Acquired Companies has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either any of the Acquired Companies or NEBO to a Multi-Employer Plan.

                                    (bb)    Neither  Naviset nor any Subsidiary
or any ERISA Affiliate of the Acquired Companies has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                                    (cc)    No  Multi-Employer Plan to which any
of the Acquired Companies or any ERISA Affiliate of the Acquired Companies contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                                    (dd)    Except  to the  extent  required
under ERISAss.601 et seq. and IRC ss.4980B, neither Naviset nor any Subsidiary provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                                    (ee)    Each of the Acquired  Companies  has
the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                                    (ff)    Naviset and all Acquired  Companies
have complied with the  provisions of ERISAss.601 et seq. and IRCss.4980B.

                                    (gg)       No payment that is owed or may
become due to any director, officer, employee, or agent of any of the Acquired Companies will be non-deductible to the Acquired Companies or subject to tax under IRC ss.280G or ss.4999; nor will any of the Acquired Companies be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                                    (hh)    The  consummation  of the  Exchange
will not result in the payment, vesting, or acceleration of any benefit.

                  3.15 Compliance With Legal Requirements; Governmental Authorizations.

                           3.15.1   Except as set forth in Section 3.15 of the
Disclosure Schedule:

                                    (a)     Each of the  Acquired  Companies is,
and at all times since May 2001 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                                    (b)     No event has  occurred  or
circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any of the Acquired Companies of, or a failure on the part of any of the Acquired Companies to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any of the Acquired Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                    (c)     Neither  Naviset nor any  Subsidiary
has received, at any time since May 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any of the Acquired Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                           3.15.2   Section 3.15 of the Disclosure  Schedule
contains a complete and accurate list of each Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business of, or to any of the assets owned or used by, any of the Acquired Companies. Each Governmental Authorization listed or required to be listed in Section 3.15 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Section 3.15 of the Disclosure Schedule:

                                    (a)     Each of the  Acquired Companies  is,
and at all times since May 2001 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.15 of the Disclosure Schedule;

                                    (b)     No  event  has  occurred  or
circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.15 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 3.15 of the Disclosure Schedule;

                                    (c)     Neither  Naviset nor any  Subsidiary
has received, at any time since May 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                                    (d)     All  applications  required  to have
been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 3.15 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Section 3.15 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

                  3.16     Legal Proceedings; Orders.

                           3.16.1   Except as set forth in Section  3.16 of the
Disclosure  Schedule,  there is no pending Proceeding:

                                    (a)     That has been  commenced  by or
against any of the Acquired Companies or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any of the Acquired Companies; or

                                    (b)     That challenges,  or that may have
the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Exchange.

To the Knowledge of Naviset and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Naviset has delivered to NEBO copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Section 3.16 of the Disclosure Schedule. The Proceedings listed in Section 3.16 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of any of the Acquired Companies.

                           3.16.2   Except as set forth in Section 3.16 of the
Disclosure Schedule:

                                    (a)     There is no Order to which any of
the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;

                                    (b)     Neither  Seller is subject to any
Order that relates to the business of, or any of the assets owned or used by, any of the Acquired Companies; and

                                    (c)     To the  Knowledge  of Naviset and
the Acquired Companies, no officer, director, agent, or employee of any of the Acquired Companies is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any of the Acquired Companies.

                           3.16.3   Except as set forth in Section 3.16 of the
Disclosure Schedule:

                                    (a)     Each of the  Acquired  Companies is,
and at all times since May 2001 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                                    (b)     No event has occurred or
circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject; and

                                    (c)     Neither  Naviset nor any  Subsidiary
has received, at any time since May 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is or has been subject.

                  3.17 Brokers' Fees. None of the Acquired Companies has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  3.18 Continuity of Business Enterprise. Naviset operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg.ss.1.368-1(d).

                  3.19 Disclosure. The Definitive Naviset Proxy Materials will comply with the Exchange Act in all material respects. The Definitive Naviset Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Naviset makes no representation or warranty with respect to any information that NEBO will supply specifically for use in the Definitive Naviset Proxy Materials. None of the information that Naviset will supply specifically for use in the Registration Statement, the Prospectus, or the Definitive NEBO Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                  3.20 Absence of Certain Changes and Events. Except as set forth in Section 3.20 of the Disclosure Schedule, since the date of the Most Recent Fiscal Quarter, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                           3.20.1   change in any of the Acquired  Companies'
authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any of the Acquired Companies; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any of the Acquired Companies of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           3.20.2   amendment to the Organizational Documents of
any of the Acquired Companies;

                           3.20.3   payment or increase by any of the Acquired
Companies of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                           3.20.4   adoption  of, or increase in the  payments
to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any of the Acquired Companies;

                           3.20.5   damage  to or  destruction  or  loss of any
asset or property of any of the Acquired Companies, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                           3.20.6   entry  into,  termination  of, or receipt of
notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any of the Acquired Companies of at least $150,000;

                           3.20.7   sale  (other  than sales of  inventory  in
the Ordinary Course of Business), lease, or other disposition of any asset or property of any of the Acquired Companies or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any of the Acquired Companies, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                           3.20.8   cancellation  or  waiver of any  claims  or
rights with a value to any of the Acquired Companies in excess of $150,000;

                           3.20.9   material  change  in the accounting  methods
used  by  any  of  the  Acquired Companies; or

                           3.20.10  agreement,  whether  oral or written, by any
of the  Acquired  Companies to do any of the foregoing.

                  3.21     Employees.

                           3.21.1   Section 3.21 of the Disclosure  Schedule
contains a complete and accurate list of the following information for (A) each employee, director and officer of Naviset, (B) each senior employee, officer and director of each of the other Acquired Companies, including each employee on leave of absence or layoff status, and (C) each Naviset employee, officer and director terminated by Naviset since May 1, 2001: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2001; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any of the Acquired Companies' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                           3.21.2   No employee or director of any of the
Acquired Companies is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any of the Acquired Companies to conduct its business, including any Proprietary Rights Agreement with the Acquired Companies by any such employee or director. To Naviset's Knowledge, no director, officer, or other key employee of any of the Acquired Companies intends to terminate his employment with Acquired Companies.

                           3.21.3   Section 3.21 of the  Disclosure  Schedule
also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  3.22 Labor Relations; Compliance. During the past five years, neither Naviset nor its Subsidiaries has been or is a party to any collective bargaining or other labor Contract. During the past five years, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any of the Acquired

Companies relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification +of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any of the Acquired Companies, and no such action is contemplated by any of the Acquired Companies. Each of the Acquired Companies has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Naviset nor its Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.23     Intellectual Property.

3.23.1 Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                                    (a)     The  name  Naviset,   all  fictional
business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                                    (b)     All patents,  patent applications,
and inventions and discoveries that may be patentable (collectively, "Patents");

                                    (c)     All  copyrights  in  both  published
works  and   unpublished   works (collectively, "Copyrights");

                                    (d)     All rights in mask works
(collectively, "Rights in Mask Works"); and

                                    (e)     All  know-how,  trade  secrets,
confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any of the Acquired Companies as licensee or licensor.

                           3.23.2        Agreements.   Section  3.22(b)  of  the
Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which any of the Acquired Companies is the licensee. There are no outstanding and, to Naviset's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                           3.23.3        Know-How Necessary for the Business.

                                    (a)     The  Intellectual  Property  Assets
are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted or as reflected in the business plan given to NEBO. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                                    (b)     Except  as set forth in  Section
3.22(c) of the Disclosure Schedule, all former and current employees of each of the Acquired Companies have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any of the Acquired Companies. No employee of any of the Acquired Companies has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

                           3.23.4   Patents.

                                    (a)     Section  3.23.4 of the  Disclosure
Schedule contains a complete and accurate list and summary description of all Patents. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                                    (b)     All of the issued  Patents  are
currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                    (c)     No Patent has been or is now
involved in any interference, reissue, reexamination, or opposition proceeding. To Naviset's Knowledge, there is no potentially interfering patent or patent application of any third party.

                                    (d)     No  Patent  is  infringed   or,  to
Naviset's Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by any of the Acquired Companies infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                                    (e)     All  products  made,  used,  or sold
under the Patents have been marked with the proper patent notice.


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

                           3.23.5        Trademarks.

                                    (a)     Section  3.23.5  of  Disclosure
Schedule contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (b)     All Marks that have been  registered
with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                    (c)     No Mark has been or is now  involved
in any opposition, invalidation, or cancellation and, to Naviset's Knowledge, no such action is Threatened with the respect to any of the Marks.

                                    (d)     To Naviset's Knowledge,  there is no
potentially interfering trademark or trademark application of any third party.

                                    (e)     No Mark is infringed or, to
Naviset's Knowledge, has been challenged or threatened in any way. None of the Marks used by any of the Acquired Companies infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                                    (f)     All products and  materials
containing a Mark bear the proper federal registration notice where permitted by law.

                           3.23.6   Copyrights.

                                    (a)     Section  3.23.6 of the  Disclosure
Schedule contains a complete and accurate list and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (b)     All  the  Copyrights   have  been
registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                                    (c)     No  Copyright  is  infringed  or, to
Naviset's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                                    (d)     All works  encompassed  by the
Copyrights  have been  marked  with the proper copyright notice.

                           3.23.7   Trade Secrets.

                                    (a)     With respect to each Trade Secret,
the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                                    (b)     The  Acquired  Companies  have taken
all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                                    (c)     One or more of the Acquired
Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Naviset's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  3.24 Certain Payments. During the past five years, neither Naviset nor its Subsidiaries or director, officer, agent, or employee of any of the Acquired Companies, or any other Person associated with or acting for or on behalf of any of the Acquired Companies, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any of the Acquired Companies or any Affiliate of the Acquired Companies, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

                  3.25     Disclosure.

                           3.25.1   No  representation or warranty of Naviset in
this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                           3.25.2   No notice given  pursuant to Section 5.5
will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                           3.25.3   There is no fact known to Naviset that has
specific application to any of the Acquired Companies (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Schedule.

                  3.26 Relationships With Related Persons. Neither Naviset nor any Related Person of Naviset or of any of the Acquired Companies has, or since the first day of the next to last completed fiscal year of the Acquired Companies has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Acquired Company or any Related Person of Naviset or of any of the Acquired Companies is, or since the first day of the next to last completed fiscal year of the Acquired Companies has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any of the Acquired Companies other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any of the Acquired Companies with respect to any line of the products or services of Naviset or any of its Subsidiaries (a "Competing Business") in any market presently served by Acquired Companies except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Section 3.26 of the Disclosure Schedule, neither Naviset nor any Related Person of Naviset or of its Subsidiaries is a party to any Contract with, or has any claim or right against, any of the Acquired Companies.

                  3.27 Brokers or Finders. Acquired Companies and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4. Representations and Warranties of NEBO. NEBO represents and warrants to Naviset that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

                  4.1 Organization. NEBO is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  4.2 Capitalization. The entire authorized capital stock of NEBO consists of 200,000,000 shares divided into common (100,000,000) and preferred (100,000,000) shares, of which 18,797,445 shares of common stock are issued and outstanding and no shares are held in treasury. NEBO has no preferred shares designated, issued or outstanding. NEBO has certain stock options and warrants outstanding, as disclosed in Section 4.2 of the Disclosure Schedule. All of the NEBO Shares to be issued in the Exchange have been duly authorized and, upon consummation of the Exchange, will be validly issued, fully paid, and nonassessable.

                  4.3 Authorization of Transaction. NEBO has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that NEBO cannot consummate the Exchange unless and until it receives the Requisite NEBO Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of NEBO, enforceable in accordance with its terms and conditions.

                  4.4 Noncontravention. To the Knowledge of any director or officer of NEBO, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NEBO is subject or any provision of the charter or bylaws of NEBO or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which NEBO is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of NEBO, and other than in connection with the provisions of the Hart-Scott-Rodino Act, the Utah Business Corporations Act, the Exchange Act, the Securities Act, and the state securities laws, NEBO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  4.5 Brokers' Fees. NEBO does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Acquired Companies could become liable or obligated. NEBO will be solely responsible for the payment of fees and expenses to its investment banker and financial adviser, Thorpe Capital. Legal and investment banking fees of the Parties shall be paid in full at Closing.

                  4.6 Continuity of Business Enterprise. It is the present intention of NEBO to continue at least one significant historic business line of Naviset, or to use at least a significant portion of Naviset's historic business assets in a business, in each case within the meaning of Reg.ss.1.368-1(d).

                  4.7 Disclosure. The Registration Statement, the Prospectus, and the Definitive NEBO Proxy Materials will comply with the Securities Act and the Exchange Act in all material respects. The Registration Statement, the Prospectus, and the Definitive NEBO Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that NEBO makes no representation or warranty with respect to any information that Naviset will supply specifically for use in the Registration Statement, the Prospectus, and the Definitive NEBO Proxy Materials. None of the information that NEBO will supply specifically for use in the Definitive Naviset Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

                  5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

                  5.2 Notices and Consents. Naviset will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that NEBO reasonably may request in connection with the matters referred to in Section 3.4 above.

                  5.3 Regulatory Matters and Approvals. Each of the Parties will (and Naviset will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section 4(d) above. Without limiting the generality of the foregoing:

                           5.3.1    Securities Act,  Exchange Act, and State
Securities Laws. Naviset will assist NEBO to prepare and file with the SEC preliminary proxy materials under the Exchange Act relating to the Special Naviset Meeting and the Special NEBO Meeting. The filing Party in each instance will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. NEBO will provide Naviset, and Naviset will provide NEBO, with whatever information and assistance in connection with the foregoing filings that the filing Party reasonably may request. NEBO will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the NEBO Shares.

                           5.3.2    Utah  Business  Corporations  Act.  Naviset
will call a special meeting of its shareholders (the "Special Naviset Meeting") as soon as reasonably practicable in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Exchange in accordance with the Utah Business Corporations Act. NEBO will call a special meeting of its shareholders (the "Special NEBO Meeting") as soon as reasonably practicable in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Exchange in accordance with the Utah Business Corporations Act. The Parties will mail the Joint Proxy

Statement to their respective shareholders simultaneously and as soon as reasonably practicable. The Joint Proxy Statement will contain the affirmative recommendations of the respective boards of directors of the Parties in favor of the adoption of this Agreement and the approval of the Exchange; provided, however, that no director or officer of either Party shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

                           5.3.3    Hart-Scott-Rodino  Act. If and to the extent
the Hart-Scott-Rodino Act applies to this transaction, each of the Parties will file (and Naviset will cause each of its Subsidiaries to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain (and Naviset will cause each of its Subsidiaries to use its reasonable best efforts to obtain) an early termination of the applicable waiting period, and will make (and Naviset will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable.

                  5.4 Operation of Business. Naviset will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, from and after the date of this Agreement:

                           5.4.1    None of the  Acquired  Companies  will
authorize or effect any change in its articles, charter or bylaws;

                           5.4.2    None of the  Acquired  Companies  will grant
any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                           5.4.3    None of the Acquired Companies will declare,
set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business;

                           5.4.4    None of the  Acquired  Companies  will issue
any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                           5.4.5    None of the Acquired  Companies  will impose
any Security Interest upon any of its assets outside the Ordinary Course of Business;

                           5.4.6    None of the Acquired  Companies  will make
any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                           5.4.7    None of the Acquired  Companies  will make
any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                           5.4.8    None of the Acquired Companies will commit
to any of the foregoing.

                  5.5 Full Access. Each Party will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Party and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the other Party and its Subsidiaries. The Parties will treat and hold as such any Confidential Information it receives from any of the other Party and its Subsidiaries in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession.

                  5.6 Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  5.7 Exclusivity. Naviset will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Acquired Companies (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Naviset, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Naviset shall notify NEBO immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  5.8      Insurance and Indemnification.

                           5.8.1    NEBO will  provide  each  individual  who
served as a director or officer of Naviset at any time prior to the Closing with liability insurance for a period of 24 months after the Closing no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Closing; provided, however, that NEBO may reduce the coverage and amount of liability insurance to the extent the cost of liability insurance having the full coverage and amount would exceed $50,000 per annum.

                           5.8.2    NEBO will observe any  indemnification
provisions now existing in the articles of incorporation or bylaws of Naviset for the benefit of any individual who served as a director or officer of Naviset at any time prior to the Closing.

         6.       Conditions to Obligation to Close.

                  6.1 Conditions to Obligation of NEBO. The obligation of NEBO to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions; provided, however, that NEBO may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing:

                           6.1.1    This  Agreement  and the Exchange shall have
received the Requisite Naviset Shareholder Approval and the number of Dissenting Shares shall not exceed 3% of the number of outstanding Naviset Shares;

                           6.1.2    The Acquired  Companies  shall have procured
all of the third party consents specified in Section 5.2 above;

                           6.1.3    The  representations  and warranties set
forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                           6.1.4    Naviset shall have  performed and complied
with all of its covenants hereunder in all material respects through the Closing;

                           6.1.5    No action,  suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of NEBO to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Naviset, or (D) affect adversely the right of any of the former Subsidiaries of Naviset to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           6.1.6    Naviset shall have  delivered to NEBO a
certificate to the effect that each of the conditions specified above in Section 6.1.1-6.1.5 is satisfied in all respects;

                           6.1.7    This  Agreement and the Exchange shall have
received  the  Requisite  NEBO Shareholder Approval;

                           6.1.8    All  applicable  waiting  periods  (and  any
extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.4 and Section 4.4 above;

                           6.1.9    NEBO  shall  have  received  from  counsel
to Naviset an opinion in form and substance as set forth in Exhibit "C" attached hereto, addressed to NEBO, and Dated as of the Closing Date;

                           6.1.10   NEBO shall have  received the  resignations,
effective as of the Closing, of each director and officer of the Acquired Companies other than those whom NEBO shall have specified in writing at least five business days prior to the Closing; and

                           6.1.11   All  actions to be taken by  Naviset in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to NEBO.

                  6.2 Conditions to Obligation of Naviset. The obligation of Naviset to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions; provided, however, that Naviset may waive any condition specified in this
Section 6.2 if it executes a writing so stating at or prior to the Closing:

                           6.2.1    This  Agreement  and the  Exchange  shall
have  received  the  Requisite  NEBO Shareholder Approval;

                           6.2.2    The  representations  and warranties set
forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                           6.2.3    NEBO shall have  performed and complied with

all of its covenants hereunder in all material respects through the Closing;

                           6.2.4    No action,  suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of NEBO to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Naviset, or (D) affect adversely the right of any of the former Subsidiaries of Naviset to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           6.2.5    NEBO shall have  delivered to Naviset a
certificate to the effect that each of the conditions specified above in Section 6.2.1-6.2.4 is satisfied in all respects;

                           6.2.6    This  Agreement and the Exchange shall have
received the Requisite Naviset Shareholder Approval;

                           6.2.7    All  applicable  waiting  periods  (and  any
extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.4 and Section 4.4 above;

                           6.2.8    All  actions  to be  taken  by  NEBO in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Naviset.

         7.       Additional Agreements.

                  7.1      Preparation of Solicitation Statement. As soon as
practicable after the execution of this Agreement, Naviset and NEBO shall jointly prepare a solicitation statement for the solicitation of approval of the shareholders of Naviset describing this Agreement and the transactions contemplated hereby and thereby. The information supplied by Naviset for inclusion in the solicitation statement to be sent to the shareholders of Naviset shall not, on the date the solicitation statement is first mailed to Naviset's shareholders or at the Closing, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Naviset makes no representation, warranty or covenant with respect to any information supplied by NEBO contained in any of the foregoing documents.
The information supplied by NEBO for inclusion in the solicitation statement shall not, on the date the solicitation statement is first mailed to Naviset's shareholders, nor at the Closing, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, NEBO makes no representation, warranty or covenant with respect to any information supplied by Naviset that is contained in any of the foregoing documents. The solicitation statement shall constitute a disclosure document for the offer and issuance of shares of NEBO Shares to be received by the holders of Naviset Shares in the Exchange. NEBO and Naviset shall each use reasonable commercial efforts to cause the solicitation statement to comply with applicable federal and state securities laws requirements. Each of NEBO and Naviset agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the solicitation statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the solicitation statement. Naviset will promptly advise NEBO, and NEBO will promptly advise Naviset, in writing if at any time prior to the Closing either Naviset or NEBO shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the solicitation statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The solicitation statement shall contain the recommendation of the board of directors of Naviset that the Naviset Shareholders approve the Exchange and this Agreement and the conclusion of the board of directors that the terms and conditions of the Exchange are fair and reasonable to the shareholders of Naviset. Anything to the contrary contained herein notwithstanding, Naviset shall not include in the solicitation statement any information with respect to NEBO or its affiliates or associates, the form and content of which information shall not have been approved by NEBO prior to such inclusion.

                  7.2 Approval of Shareholders. Naviset shall promptly after the date hereof take all action necessary in accordance with Utah Law and its articles of incorporation and bylaws to obtain the written consent or approval of the Naviset Shareholders approving the Exchange as soon as practicable. Subject to Section 7.1, Naviset shall use its best efforts to solicit from shareholders of Naviset written consents in favor of the Exchange and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Exchange.

                  7.3 Sale of Shares Pursuant to Section 4(2) of the Securities Act. The Parties acknowledge and agree that the NEBO Shares issuable to the Naviset Shareholders pursuant to Section 2 hereof shall be issued and sold pursuant to the exemption available by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder including, without limitation, Regulations S and D, and as such, the NEBO Shares shall constitute "restricted securities" within meaning of the Securities Act. The certificates of NEBO Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS.

                  7.4 Public Disclosure. Unless otherwise permitted by this Agreement, NEBO and Naviset shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq Stock Market.

                  7.5 Affiliate Agreement. Naviset shall use its best efforts, on behalf of NEBO and pursuant to the request of NEBO, to cause Eric Keith, Lance Heaton, Ben Gould and Byron Smith, to execute on the date hereof and deliver to NEBO an Affiliate Agreement substantially in the form attached hereto as Exhibit "D", concurrently with the execution of this Agreement and in any event prior to the time that the solicitation statement is mailed to the shareholders of Naviset.

                  7.6 Legal Requirements. Each of NEBO and Naviset will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                  7.7 Blue Sky Laws. NEBO shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the NEBO Shares in connection with the Exchange. Naviset shall use its best efforts to assist NEBO as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of NEBO Shares in connection with the Exchange.

                  7.8 Registration of Shares Issued in the Exchange. For purposes of this Agreement, "Registrable Shares" shall mean the NEBO Shares issued in the Exchange, but excluding NEBO Shares issued in the Exchange that have been sold or otherwise transferred by the holders of Naviset Shares who initially received such shares in the Exchange (collectively, the "Holders"); provided, however, that a distribution of shares of NEBO Shares issued in the Exchange without additional consideration to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section
7.8 and such underlying beneficial owners shall be entitled to the same rights under this Section 7.8 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 7.8. In case NEBO shall receive from a majority of the Holders a written request that NEBO effect any registration, qualification or compliance with respect to shares of Registrable Securities, NEBO will:

                           (a)      Promptly give written notice of the proposed

registration, qualification or compliance to all other Holders; and

                           (b)      As soon as practicable, use its best efforts
to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by NEBO within 20 days after receipt of such written notice from NEBO.

                           7.8.1    Notwithstanding  the foregoing,  NEBO shall
not be obligated to take any action pursuant to Section 7.8(b):

                           (a)      In any  particular  jurisdiction  in which
NEBO would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless NEBO is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (b)      Prior to twelve months after the Closing;

                           (c)      During  the  period  starting  with the date
sixty (60) days prior to NEBO's estimated date of filing of, and ending on the date ninety (90) days (or such longer period of time as required by any underwriter participating in such offer of NEBO's securities) immediately following the effective date of, any registration statement pertaining to securities of NEBO (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that NEBO is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                           (d)      If NEBO has previously effected one (1) such
registration.

Subject to the foregoing clauses (a) through (d), NEBO shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of a majority of the Holders.

                           7.8.2    Costs and  Expenses.  The costs and expenses
to be borne by NEBO for purposes of this Section 7.8 shall include, without limitation, printing expenses, legal fees and disbursements of counsel for NEBO, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling Holders. All expenses of any registered offering not otherwise borne by NEBO shall be borne pro rata among the Selling Holders (and NEBO and other Holders selling securities in the offering) on the basis of the number of shares registered.

                           7.8.3    Indemnification  by NEBO.  To the fullest
extend permitted by law, NEBO will indemnify and hold harmless each selling Holder, each underwriter of NEBO Shares being sold by such Holders pursuant to this Section 7.8 and each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 7.8 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation by NEBO of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to NEBO and relating to action or inaction required by NEBO in connection with such registration; provided, however, that NEBO shall not be liable to any such Holder, underwriter or controlling person in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to NEBO by such Holder or underwriter specifically for use in connection with such registration statement and prospectus or post-effective amendment.

                           7.8.4    Indemnification by  Holders.  To the fullest
extent permitted by law, each selling Holder of Registrable Shares registered in accordance with Section 7.8 will indemnify NEBO, each person, if any, who controls NEBO within the meaning of the Securities Act or the Exchange Act, each director of NEBO and each officer of NEBO who signs the registration statement and each underwriter of NEBO Shares against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and will promptly reimburse NEBO and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 7.8 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to NEBO by such Holder or underwriter specifically for use in connection with such registration statement, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to such Holder and relating to action or inaction required by such Holder in connection with sales of securities covered by such registration, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the gross proceeds to such Holder from the sale of such Holder's Registrable Shares as contemplated herein.

                           7.8.5    Indemnification  Procedure.  Each  person
entitled to indemnification under Section 7.8.3 or 7.8.4 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 7.8 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                           7.8.6    Contribution.  In order to  provide for just
and equitable contribution to joint liability under the Securities Act in any case in which NEBO or any Holder makes a claim for indemnification pursuant to this Section 7.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 7.8 provides for indemnification, in such case, then NEBO and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of NEBO on the one hand and of the Holder on the other in connection with the statements or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by NEBO and any Holder of Registrable Shares from the offering of the securities covered by such Registration Statement. The relative fault of NEBO on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by NEBO on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  7.9 "Market Stand-Off" Agreement. In connection with a public offering of securities by NEBO pursuant to Section 7.8, each holder who participates in the registration statement filed under the Securities Act for such offering will not, to the extent requested in good faith by an underwriter of securities of NEBO, sell or otherwise transfer or dispose of any Registrable Securities included in such registration statement (other than to donees or partners of the Holder who agree to be similarly bound) for up to that period of time, not to exceed one hundred eighty (180) days (the "Market Stand-Off Period"), following the effective date of such registration statement of NEBO filed under the Securities Act as is requested by the managing underwriter(s) of such offering; provided that the officers and directors of NEBO who own stock of

NEBO also agree to such restrictions. In order to enforce the foregoing covenant, NEBO may impose stop transfer instructions with respect to the Registrable Securities of each such holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  7.10 Termination of NEBO's Obligations. NEBO will have no obligations pursuant to Section 7.8 hereof with respect to Registrable Securities held by a Holder if in the opinion of counsel to NEBO at the time of filing a registration statement such Holder may sell all of such Holder's Registrable Securities in any single three (3)-month period without registration under the Securities Act pursuant to Rule 144.

                  7.11 Reasonable Commercial Efforts and Further Assurances. Each of the parties to this Agreement shall use reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                  7.12 Shareholders' Agent. Lance Heaton shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Naviset Shareholders to give and receive notices and communications and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Naviset Shares from time to time upon not less than 10 days' prior written notice to NEBO. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Naviset Shareholders.

                  7.13 Limitation of Liability. The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Naviset Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  7.14 Access to Information. The Shareholders' Agent shall have reasonable access to information about Naviset and the reasonable assistance of Naviset's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Naviset to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  7.15 Conflict of Interest. NEBO acknowledges that Lance Heaton may have a conflict of interest with respect to his duties as Shareholders' Agent, and in such regard Lance Heaton has informed NEBO that he will act in the best interests of Naviset Shareholders.

                  7.16 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Naviset Shareholders and shall be final, binding and conclusive upon each such Naviset Shareholder, and NEBO may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Naviset Shareholder. NEBO is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

         8.       Termination.

                  8.1 Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after shareholder approval) as provided below:

                           8.1.1    The Parties may terminate this Agreement by
mutual written  consent at any time prior to the Closing;

                           8.1.2    NEBO may terminate  this  Agreement by
giving written notice to Naviset at any time prior to the Closing (A) in the event Naviset has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, NEBO has notified Naviset of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from NEBO breaching any representation, warranty, or covenant contained in this Agreement);

                           8.1.3    Naviset may terminate  this  Agreement by
giving written notice to NEBO at any time prior to the Closing (A) in the event NEBO has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Naviset has notified NEBO of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under
Section 6(b) hereof (unless the failure results primarily from Naviset breaching any representation, warranty, or covenant contained in this Agreement);

                           8.1.4    Any Party may terminate  this  Agreement by
giving written notice to the other Party at any time after the Special NEBO Meeting or the Special Naviset Meeting in the event this Agreement and the Exchange fail to receive the Requisite NEBO Shareholder Approval or the Requisite Naviset Shareholder Approval respectively.

                  8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.7 above shall survive any such termination.

         9.       Miscellaneous.

                  9.1 Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning issuance of the NEBO Shares, the provisions in Section 5.8 above concerning insurance and indemnification, and will survive the Closing.

                  9.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                  9.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of the NEBO Shares and are intended for the benefit of the Naviset Shareholders and (ii) the provisions in
Section 5.8 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

                  9.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  9.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

                  9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  9.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to NEBO:       NEBO Products, Inc.
                                    12382 Gateway Parkplace, #300
                                    Salt Lake City, Utah 84020
                                    Attention: Scott Holmes

                  If to Naviset:    Naviset Holdings Corp.
                                    7665 South 700 West
                                    Salt Lake City, Utah 84047
                                    Attention: Lance Heaton

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

                  9.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Utah Business Corporations Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.12 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  9.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

                  9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

NEBO PRODUCTS, INC.


By:
    -------------------------------------------------
Title:
       ----------------------------------------------

NAVISET HOLDINGS CORP.


By:
    -------------------------------------------------
Title:
       ----------------------------------------------